UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2012

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement

In August 2008, a subsidiary of Interval Leisure Group, Inc. (“ILG”) issued $300 million of aggregate principal amount of 9.5% Senior Notes due 2016 (the “Senior Notes”) under an Indenture dated August 19, 2008, with the Bank of New York Mellon, as Trustee. . On July 24, 2012, ILG announced that it had given an irrevocable Notice of Redemption for the Senior Notes. The Senior Notes were redeemed on September 4, 2012, at 100% of the principal amount plus accrued and unpaid interest to the redemption date, at which time the Senior Notes were no longer deemed to be outstanding  and our obligations under the indenture, as previously supplemented, terminated.  As a result of the redemption, ILG expects to record a non-cash, pre-tax charge of approximately $17.9 million in the third quarter of 2012 related to the write-off of unamortized issuance costs and acceleration of the remaining original issue discount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

	By:	/s/ Victoria J. Kincke
	Name:	Victoria J. Kincke
	Title:	Senior Vice President and
General Counsel

Date: September 7, 2012